UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

Unico American Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

______________________________________

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 31, 2021, Crusader Insurance Company ("Crusader"), a subsidiary of Unico American Corporation (the “Company”), and United Specialty Insurance Company ("USIC"), terminated the Quota Share Reinsurance Agreement (the "Reinsurance Agreement"), effective April 1, 2020, by and between Crusader and USIC. Pursuant to the Reinsurance Agreement, Crusader agreed to reinsure all of USIC's liability for policies issued by USIC and produced by Unifax Insurance Systems, Inc. ("Unifax"), a subsidiary of the Company, for property, general liability, commercial multiple peril ("CMP"), CMP liability and other miscellaneous coverages, subject to certain maximum policy limits. Crusader’s obligations under the Reinsurance Agreement continue after termination for business in force at the time of termination, for policies with effective dates prior to the termination but issued after the termination date, and for policies that must be issued or renewed as a matter of law until the expiration of the policies.

On August 31, 2021, as a result of the termination of the Reinsurance Agreement, the Surplus Line Broker Agreement (the "Broker Agreement"), effective April 1, 2020, by and between Unifax and USIC, automatically terminated. Pursuant to the Broker Agreement, USIC authorized Unifax to act as its broker for the purpose of producing and administering certain specified classes of insurance policies, which are the subject of the Reinsurance Agreement. Unifax’s obligations under the Broker Agreement continue after termination for insurance business reinsured under the Broker Agreement. Unifax’s obligations include handling and servicing of all policies until their expiration.

On August 31, 2021, as a result of the termination of the Broker Agreement, the Surplus Line Broker Agreement (the "Claims Administration Agreement"), effective April 1, 2020, by and between U.S. Risk Managers, Inc. ("U.S. Risk") and USIC, automatically terminated. Pursuant to the Claims Administration Agreement, USIC appointed U.S. Risk to adjust and settle claims on its behalf in connection with the surplus lines policies issued by USIC in connection with the Reinsurance Agreement. Upon termination of the Claims Agreement, U.S. Risk is obligated (unless revoked by USIC) to continue to manage claims during the run-off of the business reinsured.

Following A.M. Best’s recent rating change of Crusader, the parties agreed to mutually terminate the Reinsurance Agreement. There are no early termination penalties incurred as a result of the termination. The Reinsurance Agreement provides for a minimum ceding fee and, upon termination of the Reinsurance Agreement, the minimum ceding fee shall be pro-rated to the date of termination unless there are policies issued after the termination of the Reinsurance Agreement. In such case, the minimum ceding fee shall continue past the termination of the Reinsurance Agreement until such time as no further policies are issued. Accordingly, the Company estimates that Crusader may pay an additional $276,000 to USIC for the minimum ceding fee in addition to the $120,000 previously paid.

The foregoing summaries of the Reinsurance Agreement, the Broker Agreement and the Claims Administration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which were filed as Exhibit 10.8, 10.9 and 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Item 8.01. Other Events.

On September 7, 2021, the Company issued a press release announcing that its Board of Directors has authorized a review of strategic alternatives for the Company aimed at enhancing shareholder value. TigerRisk Capital Markets & Advisory has been retained as exclusive financial advisor to the Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

The information in this Item 8.01 and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

Exhibit Number	Description
99.1	Press Release of Unico American Corporation dated September 7, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO AMERICAN CORPORATION
(Registrant)

Date: September 7, 2021	By:	/s/ Renai J. Effarah
	Name:	Renai J. Effarah
	Title:	Treasurer and Chief Financial Officer

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